UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Senior Notes

On January 8, 2021, EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (ETRN), completed its previously announced private offering of $800 million aggregate principal amount of new 4.50% senior notes due 2029 (the 2029 Notes) and $1,100 million aggregate principal amount of new 4.75% senior notes due 2031 (the 2031 Notes and, together with the 2029 Notes, the Notes).

The Notes were issued under and are governed by an indenture, dated January 8, 2021 (the Indenture), between EQM and the Bank of New York Mellon Trust Company, N.A., as trustee (the Trustee). The Indenture contains covenants that limit EQM’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of EQM’s assets. The 2029 Notes will mature on January 15, 2029 and interest on the 2029 Notes is payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2021. The 2031 Notes will mature on January 15, 2031 and interest on the 2031 Notes is payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2021.

The Notes are unsecured and rank equally with all of EQM’s existing and future senior obligations. The Notes are senior in right of payment to any of EQM’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to EQM’s secured obligations, if any, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations, including trade payables, of EQM’s subsidiaries, other than any subsidiaries that may guarantee the Notes in the future.

EQM may, at its option, redeem some or all of the 2029 Notes and the 2031 Notes, in whole or in part, at any time prior to their maturity at the applicable redemption price as set forth in the Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), EQM may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain events of default (each an Event of Default), including the following: (1) default in the payment of interest on such Notes when due that continues for 30 days; (2) default in the payment of principal of or premium, if any, on any such Notes when due, whether at its stated maturity, upon redemption or otherwise; (3) failure by EQM or any subsidiary guarantor, if any, to comply for 90 days with the other agreements with respect to such Notes contained in the Indenture after written notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding Notes of such series; (4) certain events of bankruptcy, insolvency or reorganization of EQM or any subsidiary guarantor, if any, that is one of EQM’s Significant Subsidiaries (as defined in the Indenture); and (5) if such Notes are guaranteed by a subsidiary guarantor that is one of EQM’s Significant Subsidiaries, (a) the guarantee of that subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the Indenture; (b) the guarantee of that subsidiary guarantor is declared null and void in a judicial proceeding; or (c) that subsidiary guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare the Notes of such series to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest on such Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes.

The Bank of New York Mellon, which is a lender under EQM’s $3 billion credit facility, is an affiliate of the Trustee. Additionally, the Trustee acts as trustee under indentures that govern other outstanding notes of EQM.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

Amended 2019 EQM Term Loan Agreement

On January 8, 2021, EQM (i) applied a portion of the proceeds from the issuance of the Notes to prepay all principal, interest, fees and other obligations outstanding under that certain Term Loan Agreement, dated as of August 16, 2019 (as amended, the Amended 2019 EQM Term Loan Agreement), among EQM, the lenders from time to time party thereto, Toronto Dominion (Texas) LLC, as administrative agent, and any other party thereto, and (ii) terminated the Amended 2019 EQM Term Loan Agreement and the loan documents associated therewith. EQM repaid outstanding loans with a principal amount of $1,400 million in connection with the termination of the Amended 2019 EQM Term Loan Agreement. Prior to its termination, the Amended 2019 EQM Term Loan Agreement was scheduled to mature on August 16, 2022.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Amended 2019 EQM Term Loan Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with ETRN and its affiliates, including EQM, for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of January 8, 2021, by and between EQM Midstream Partners, LP and the Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Senior Note due 2029 (included as Exhibit A-1 to Exhibit 4.1).

4.3	Form of Senior Note due 2031 (included as Exhibit A-2 to Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: January 8, 2021	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer